UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2007 (December 21, 2007)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2007, Alcoa Inc. (“Alcoa”) entered into a definitive agreement (the “Acquisition Agreement”) with Rank Group Limited, a New Zealand-based privately held company (the “Purchaser”), to sell Alcoa’s Packaging and Consumer businesses for $2.7 billion in cash. The sale will be effected through the transfer by Alcoa and certain of its U.S. and non-U.S. subsidiaries of the assets or stock, as applicable, of the Packaging and Consumer businesses, on the terms and subject to the conditions of the Acquisition Agreement. Businesses included in the sale are:

•	Closure Systems International, a global leader in the manufacture of plastic and aluminum packaging closures and capping equipment for beverage, food and personal care customers;

•	Consumer Products, a leading manufacturer of Reynolds Wrap® branded and private label foil, wraps and bags;

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Flexible Packaging, manufacturers of laminated, printed, and extruded non-rigid packaging materials such as pouch, blister packaging, unitizing films, high quality shrink labels and foil lidding for the pharmaceutical, food & beverage, tobacco and industrial markets; and

•	Reynolds Food Packaging, makers of stock and custom products for the foodservice, supermarket, food processor and agricultural markets including foil, film, and both plastic and foil food containers.

In total, the Packaging and Consumer businesses have approximately 10,000 employees in 22 countries around the world. Alcoa will continue to operate its flat-rolled can sheet products serving the packaging market.

Before the closing, Alcoa and its applicable subsidiaries will be subject to certain business conduct restrictions with respect to the Packaging and Consumer businesses being sold. In addition, for three years following the closing, Alcoa will be prohibited from engaging in any business that competes in any material respect with the Packaging and Consumer businesses as conducted on the closing date, subject to certain exceptions as described in the Acquisition Agreement. The Acquisition Agreement provides that Alcoa and the Purchaser will indemnify each other for losses arising from certain breaches of the Acquisition Agreement and for certain other liabilities. Also, Alcoa and the Purchaser have agreed to enter into related transaction agreements at the closing, including a transition services agreement with a term through 2009 and a metal supply agreement with a term through 2008 with an option for the Purchaser to renew for an additional twelve months.

The transaction is expected to be completed by the end of the first quarter of 2008, subject to customary regulatory approvals and completion of certain regulatory procedures.

A copy of Alcoa’s press release dated December 21, 2007 announcing the transaction is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated December 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Name:	Lawrence R. Purtell
Title:	Executive Vice President and General Counsel

Date: December 26, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated December 21, 2007.

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